UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): January 28, 2010
Citizens Republic Bancorp, Inc.
(Exact Name of Registrant as Specified in Its Charter)
Michigan
(State or Other Jurisdiction of Incorporation)

001-33063	38-2378932

(Commission File Number)	(IRS Employer Identification No.)

328 South Saginaw Street, Flint, Michigan	48502

(Address of Principal Executive Offices)	(Zip Code)
(810) 766-7500
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
On January 28, 2010, Citizens Republic Bancorp, Inc. issued a press release announcing its financial results for the three (3) and twelve (12) months ended December 31, 2009 and certain other information. The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
The information furnished in this Item 2.02 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.
Item 8.01. Other Events.
On January 28, 2010, Citizens issued a press release announcing that in light of the net losses over the last several quarters, Citizens has determined, in consultation with the Federal Reserve Bank of Chicago as required by regulatory policy, to defer regularly scheduled quarterly interest payments of $1.1 million on its outstanding junior subordinated debentures relating to its two trust preferred securities, which will defer dividend payments to those security holders, and will also be suspending regular quarterly cash dividend payments of $3.8 million on its Fixed Rate Cumulative Perpetual Preferred Stock, Series A (“the “TARP Preferred Stock”), issued to the U.S. Department of the Treasury under its TARP Capital Purchase Program. Deferral of these payments is expected to preserve a total of $4.9 million of cash each quarter. Citizens has demonstrated it has sufficient cash and liquidity to pay the scheduled dividends on its TARP Preferred Stock and interest payments on the debentures underlying the trust preferred securities, but is taking these actions to support and preserve its capital position in light of economic conditions and to lessen the need for raising any additional capital. Citizens intends to reevaluate the deferral of these payments periodically and, in consultation with its regulators, will consider reinstating these payments when appropriate.
Under the terms of the junior subordinated debentures and trust documents, Citizens is allowed to defer payments of interest for a specified number of quarterly periods (20 quarters for the debenture issued in 2003 and 40 quarters for the debentures issued in 2006) without default, but such amounts will continue to accrue. Also during the deferral period, Citizens generally may not pay cash dividends on or purchase its common stock or preferred stock, including the TARP Preferred Stock. Under the terms of the TARP Preferred Stock, Citizens is required to pay dividends on a quarterly basis at a rate of 5% per year for the first five years, after which the dividend rate automatically increases to 9%. Dividend payments on the TARP Preferred Stock may be deferred without default, but the dividend is cumulative and, if Citizens fails to pay dividends for six quarters, the holder will have the right to appoint representatives to Citizens’ board of directors.
Item 9.01. Financial Statements and Exhibits
(c) Exhibits.
Exhibit 99.1     Press Release, dated January 28, 2010.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CITIZENS REPUBLIC BANCORP, INC.
By:	/s/ Thomas W. Gallagher
Thomas W. Gallagher
Its: General Counsel and Secretary

Date: January 28, 2010

Index to Exhibits

Exhibit No.	Description

Exhibit 99.1	Press Release, dated January 28, 2010.